UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 15, 2012

Date of Report (Date of earliest event reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of principal executive offices) (Zip Code)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Indenture. On August 15, 2012, Advanced Micro Devices, Inc. (the “Company”) issued $500,000,000 aggregate principal amount of 7.50% Senior Notes due 2022 (the “Notes”). The terms and conditions of the Notes and related matters are set forth in the Indenture, dated as of August 15, 2012, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Indenture”). A copy of the Indenture, including the form of the Notes, is attached as Exhibit 4.1 hereto, the terms of which are incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to the full text of the Indenture. Additional information pertaining to the Notes is contained in Item 2.03 and is incorporated herein by reference.

Registration Rights Agreement. In connection with the issuance and sale of the Notes, the Company also entered into a registration rights agreement, dated August 15, 2012, with J.P. Morgan Securities LLC, as representative of the initial purchasers of the Notes (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement is filed as Exhibit 10.1 hereto, the terms of which are incorporated herein by reference. Pursuant to the Registration Rights Agreement, the Company will file an exchange offer registration statement with the Securities and Exchange Commission (the “SEC”) with respect to an offer to exchange the Notes for notes (“Exchange Notes”) having identical terms in all material respects to the Notes and which will evidence the same continuing indebtedness of the Company (except that the Exchange Notes will not contain terms with respect to transfer restrictions or the interest rate increases described below). The Company will use its commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act of 1933, as amended, and to consummate the exchange offer by no later than August 15, 2013. If the Company does not meet any of the above deadlines (a “Registration Default”) then, subject to certain exceptions, the interest rate borne by the Notes will be increased by 0.25% per annum for the first 90-day period. Thereafter, the interest rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that elapses until such Registration Default(s) is cured, provided that the aggregate increase in such annual interest rate may in no event exceed 1.00%.

The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 15, 2012, the Company issued $500,000,000 aggregate principal amount of 7.50% Senior Notes due 2022. The Notes are general unsecured senior obligations of the Company. Interest is payable on February 15 and August 15 of each year beginning February 15, 2013 until the maturity date of August 15, 2022. The Company’s obligations under the Notes are not guaranteed by any third party.

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the Notes, including (i) a default in any interest, principal or premium amount payment; (ii) a merger, consolidation or sale of all or substantially all of its property; (iii) a breach of covenants in the Notes or the Indenture; (iv) a default in certain debts; (v) if the Company incurs any judgment for the payment of money in an aggregate amount in excess of $50 million; or (vi) if a court enters certain orders or decrees under any bankruptcy law. Upon occurrence of one of these events, the trustee or certain holders may declare the principal of and accrued interest on all of the Notes to be immediately due and payable. If certain events of bankruptcy, insolvency or reorganization with respect to the Company occur, all amounts on the Notes shall be due and payable immediately without any declaration or other act by the trustee or holders of the Notes.

Item 8.01	Other Events.

On August 15, 2012, the Company used $498,943,750 of its existing cash balances to repay in full all of the outstanding principal and accrued interest on the Company’s 5.75% Convertible Senior Notes due 2012, which, in accordance with the terms of the underlying indenture, became due on August 15, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, including the form of the Notes, dated August 15, 2012, between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee.

10.1	Registration Rights Agreement, dated August 15, 2012, between Advanced Micro Devices, Inc. and J.P. Morgan Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2012	ADVANCED MICRO DEVICES, INC.

	By:	/s/ Faina Roeder
	Name:	Faina Roeder
	Title:	Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, including the form of the Notes, dated August 15, 2012, between Advanced Micro Devices, Inc. and Wells Fargo, National Association, as Trustee.

10.1	Registration Rights Agreement, dated August 15, 2012, between Advanced Micro Devices, Inc. and J.P. Morgan Securities LLC.